EXHIBIT 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Dogecoin Cash, Inc. (formerly Cannabis Sativa, Inc.)  (the “Registrant”) on Form 10-K for the year ended December 10, 2023, as filed with the Commission on the date hereof (the “Annual Report”), I, David Tobias, Principal Financial Officer of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Annual Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Dated: January 24, 2025

/s/ David Tobias
David Tobias Principal Financial Officer